CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 817 to Registration Statement No. 33-26305 on Form N-1A of our reports dated November 22, 2017, relating to the financial statements and financial highlights of BlackRock Advantage International Fund, BlackRock International Dividend Fund, BlackRock High Equity Income Fund, BlackRock All-Cap Energy & Resources Portfolio, BlackRock Energy & Resources Portfolio and BlackRock Tactical Opportunities Fund, each a series of BlackRock FundsSM, appearing in the Annual Reports on Form N-CSR of the BlackRock FundsSM for the year ended September 30, 2017, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2018